Exhibit 99.1

3560 Bassett Street, Santa Clara CA 95054

Charles Eddy Chief Financial Officer (408) 986-9888	Claire McAdams Investor Relations (530) 265-9899

INTEVAC ANNOUNCES THIRD QUARTER 2014 FINANCIAL RESULTS

Santa Clara, Calif.—October 27, 2014—Intevac, Inc. (Nasdaq: IVAC) today reported financial results for the quarter and nine months ended September 27, 2014.

“We are pleased to report another record quarter for our Photonics business, both in terms of revenue and operating profit, and expect to achieve growth exceeding 30% this year as compared to 2013,” commented Wendell Blonigan, president and chief executive officer of Intevac. “We also achieved significant milestones in our Thin Film Equipment business, shipping our first protective coating system for touch screen mobile cover glass and our first INTEVAC MATRIX™ PVD solar system. Both systems are installed and undergoing final factory acceptance testing at Tier 1 manufacturers with potential for significant follow-on orders.”

“Our hard drive equipment business continues to be negatively impacted by excess media capacity and a slower than projected rate of increase in exabyte shipments this year. However, we are encouraged by recent improvements in industry fundamentals, with PC demand stabilizing and HDD units exceeding estimates for the third quarter.”

($ Millions, except per share amounts)	Q3 2014		Q3 2013
	GAAP Results	Non-GAAP Results	GAAP Results	Non-GAAP Results
Net Revenues	$14.8	$14.8	$19.1	$19.1
Operating Loss	$(4.1)	$(4.2)	$(3.0)	$(2.8)
Net Loss	$(3.6)	$(3.6)	$(2.7)	$(2.6)
Net Loss per Share	$(0.15)	$(0.15)	$(0.11)	$(0.11)

	Nine Months Ended September 27, 2014		Nine Months Ended September 28, 2013
	GAAP Results	Non-GAAP Results	GAAP Results	Non-GAAP Results
Net Revenues	$46.5	$46.5	$49.1	$49.1
Operating Loss	$(14.1)	$(13.7)	$(19.0)	$(18.1)
Net Loss	$(13.1)	$(12.8)	$(17.4)	$(16.5)
Net Loss per Share	$(0.55)	$(0.54)	$(0.73)	$(0.69)

Intevac’s non-GAAP adjusted results exclude the impact of the following, where applicable: (1) changes in fair value of contingent consideration liabilities associated with business combinations; (2) restructuring charges; and (3) gains or losses on sales of product lines and technology assets. A reconciliation of the GAAP and non-GAAP adjusted results is provided in the financial table included in this release. See also “Use of Non-GAAP Financial Measures” section.

Third Quarter 2014 Summary

The net loss for the quarter was $3.6 million, or $0.15 per share, compared to a net loss of $2.7 million, or $0.11 per share, in the third quarter of 2013. The non-GAAP net loss was $3.6 million or $0.15 per share. This compares to the third quarter 2013 non-GAAP net loss of $2.6 million or $0.11 per share.

Revenues were $14.8 million, including $3.4 million of Equipment revenues and Photonics revenues of $11.4 million. Equipment revenues consisted of upgrades, spares and service. Photonics revenues included $2.5 million of research and development contracts. In the third quarter of 2013, revenues were $19.1 million, including $11.8 million of Equipment revenues and Photonics revenues of $7.4 million, which included $3.1 million of research and development contracts.

Equipment gross margin was (9.5)% compared to 39.7% in the third quarter of 2013 and 8.3% in the second quarter of 2014. Equipment margins in the third quarter of 2014 reflected a lower revenue volume and lower factory absorption.

Photonics gross margin was 45.1% compared to 30.3% in the third quarter of 2013 and 44.7% in the second quarter of 2014. The improvement from the third quarter of 2013 was driven by higher margin product revenue and higher margins on technology development programs. Consolidated gross margin was 32.6%, compared to 36.1% in the third quarter of 2013 and 35.4% in the second quarter of 2014.

Operating expenses were $8.9 million, compared to $9.9 million in the third quarter of 2013, down primarily as a result of cost reduction activities.

Order backlog totaled $43.9 million on September 27, 2014, compared to $46.4 million on June 28, 2014 and $70.7 million on September 28, 2013. Backlog as of September 27, 2014 included one 200 Lean system, one Solar system and one PVD touch screen glass coating system. The Solar system and the PVD touch screen glass coating system are at customer sites undergoing installation and acceptance testing and are included in finished goods inventory at September 27, 2014. Backlog as of June 28, 2014 included one Solar system and one PVD touch screen glass coating system and did not include any 200 Lean systems. Backlog at September 28, 2013 included two 200 Lean systems.

The company ended the quarter with $70.7 million of cash and investments and $108.7 million in tangible book value.

The company repurchased 868,000 shares of common stock for a total of $6.0 million during the third quarter. As of September 27, 2014 the company has repurchased 1.3 million shares for $9.2 million out of the $30 million plan announced last November.

First Nine Months 2014 Summary

The net loss was $13.1 million, or $0.55 per share, compared to a net loss of $17.4 million, or $0.73 per share, for the first nine months of 2013. The non-GAAP net loss, was $12.8 million or $0.54 per share. This compares to the first nine months 2013 non-GAAP net loss of $16.5 million or $0.69 per share.

Revenues were $46.5 million, including $16.2 million of Equipment revenues and Photonics revenues of $30.3 million, compared to revenues of $49.1 million, including $26.3 million of Equipment revenues and Photonics revenues of $22.8 million, for the first nine months of 2013.

Equipment gross margin was 12.3%, compared to 27.4% in the first nine months of 2013, primarily due to the lower level of revenue from upgrades and lower factory absorption. Fiscal 2013 margins reflected a refurbishment provision for a solar evaluation system, and the lower system margin on the first solar implant ENERGi system recognized for revenue. Photonics gross margin was 42.4% compared to 30.8% in the first nine months of 2013, reflecting higher margin product revenue, improved sensor yields, and higher margins on technology development programs. Consolidated gross margin was 31.9%, compared to 29.0% in the first nine months of 2013.

Operating expenses were $28.9 million, and were down 12.5% from $33.0 million in the first nine months of 2013 primarily due to cost reduction activities, offset in part by costs associated with the proxy contest.

Use of Non-GAAP Financial Measures

Intevac’s non-GAAP results exclude the impact of the following, where applicable: (1) changes in fair value of contingent consideration liabilities associated with business combinations; (2) restructuring charges; and (3) gains or losses on sales of product lines and technology assets. A reconciliation of the GAAP and non-GAAP results is provided in the financial tables included in this release.

Management uses non-GAAP results to evaluate the company’s operating and financial performance in light of business objectives and for planning purposes. These measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. Intevac believes these measures enhance investors’ ability to review the company’s business from the same perspective as the company’s management and facilitate comparisons of this period’s results with prior periods. The presentation of this additional information should not be considered a substitute for results prepared in accordance with GAAP.

Conference Call Information

The company will discuss its financial results and outlook in a conference call today at 1:30 p.m. PDT (4:30 p.m. EDT). To participate in the teleconference, please call toll-free (877) 334-0811 prior to the start time. For international callers, the dial-in number is (408) 427-3734. You may also listen live via the Internet at the company’s website, www.intevac.com, under the Investors link, or at www.earnings.com. For those unable to attend, these web sites will host an archive of the call. Additionally, a telephone replay of the call will be available for 48 hours beginning today at 7:30 p.m. EDT. You may access the replay by calling (855) 859-2056 or, for international callers, (404) 537-3406, and providing Replay Passcode 17085532.

About Intevac

Intevac was founded in 1991 and has two businesses: Equipment and Photonics.

In our Equipment business, we are a leader in the design and development of high-productivity, thin film processing systems. Our production-proven platforms are designed for high-volume manufacturing of substrates with precise thin film properties.

Intevac is the market and technology leader in the hard drive industry, with our systems processing approximately 60% of all magnetic disk media produced worldwide. Our high-performance, high-throughput technology solutions continue to expand into additional markets – including solar and adjacent thin film deposition applications.

In our Photonics business, we are a recognized leading developer of advanced high-sensitivity digital sensors, cameras and systems that primarily serve the defense industry. We are the sole-source provider of integrated digital imaging systems for most U.S. military night vision programs.

For more information call 408-986-9888, or visit the company’s website at www.intevac.com.

200 Lean® is a registered trademark and INTEVAC MATRIX™ and ENERGi™ are trademarks of Intevac, Inc.

Safe Harbor Statement

This press release includes statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Intevac claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. These forward-looking statements are often characterized by the terms “may,” “believes,” “projects,” “expects,” or “anticipates,” and do not reflect historical facts. Specific forward-looking statements contained in this press release include, but are not limited to: expected delivery of both systems and cameras for the Apache program, and ability to leverage technology into new markets. The forward-looking statements contained herein involve risks and uncertainties that could cause actual results to differ materially from the company’s expectations. These risks include, but are not limited to: a change in the delivery rate of the cameras for the Apache program, failure to ship these cameras, and a delay in shipping deposition systems, each of which could have a material impact on our business, our financial results, and the company’s stock price. These risks and other factors are detailed in the company’s periodic filings with the U.S. Securities and Exchange Commission.

INTEVAC, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share amounts)

	Three months ended		Nine months ended
	September 27, 2014	September 28, 2013	September 27, 2014	September 28, 2013
Net revenues
Equipment	$3,375	$11,760	$16,184	$26,293
Photonics	11,382	7,355	30,304	22,788

Total net revenues	14,757	19,115	46,488	49,081

Gross profit	4,815	6,895	14,836	14,237
Gross margin
Equipment	(9.5)%	39.7%	12.3%	27.4%
Photonics	45.1%	30.3%	42.4%	30.8%

Consolidated	32.6%	36.1%	31.9%	29.0%

Operating expenses
Research and development	3,986	4,250	12,817	16,192
Selling, general and administrative	4,991	5,442	16,055	16,858
Acquisition-related[1]	(78)	185	19	(24)

Total operating expenses	8,899	9,877	28,891	33,026

Loss on divestiture[2]	—	—	—	(208)

Total operating loss	(4,084)	(2,982)	(14,055)	(18,997)

Operating income (loss)
Equipment	(5,872)	(1,423)	(15,681)	(14,607)
Photonics	3,120	192	6,595	254
Corporate[1,2]	(1,332)	(1,751)	(4,969)	(4,644)

Total operating income (loss)	(4,084)	(2,982)	(14,055)	(18,997)

Interest and other income (expense)	113	220	306	392

Loss before income taxes	(3,971)	(2,762)	(13,749)	(18,605)
Benefit for income taxes	412	17	662	1,184

Net loss	$(3,559)	$(2,745)	$(13,087)	$(17,421)

Loss per share
Basic and Diluted	$(0.15)	$(0.11)	$(0.55)	$(0.73)

Weighted average common shares outstanding
Basic and Diluted	23,657	23,931	23,814	23,793

[1]	Results for all periods presented include changes in fair value of contingent consideration obligations associated with the Solar Implant Technology (SIT) acquisition in 2010.
[2]	Nine months ended September 28, 2013 includes the loss on sale of the Raman spectroscopy product line of $208,000.

INTEVAC, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)

	September 27, 2014	December 31, 2013
	(Unaudited)	(see Note)
ASSETS

Current assets
Cash, cash equivalents and short-term investments	$54,487	$69,096
Accounts receivable, net	9,399	15,037
Inventories	23,109	22,762
Prepaid expenses and other current assets	1,791	1,237

Total current assets	88,786	108,132

Long-term investments	16,253	12,318
Restricted cash	1,000	—
Property, plant and equipment, net	12,438	12,945
Deferred income tax assets	9,918	9,502
Intangible assets, net	4,200	4,902
Other long-term assets	54	477

Total assets	$132,649	$148,276

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable	$4,601	$4,011
Accrued payroll and related liabilities	4,327	5,034
Deferred income tax liabilities	939	939
Other accrued liabilities	6,258	3,263
Customer advances	1,798	3,743

Total current liabilities	17,923	16,990

Other long-term liabilities	1,821	1,715
Stockholders’ equity
Common stock ($0.001 par value)	23	24
Additional paid in capital	160,282	156,359
Treasury stock, at cost	(9,163)	(1,688)
Accumulated other comprehensive income	699	725
Accumulated deficit	(38,936)	(25,849)

Total stockholders’ equity	112,905	129,571

Total liabilities and stockholders’ equity	$132,649	$148,276

Note: Amounts as of December 31, 2013 are derived from the December 31, 2013 audited consolidated financial statements.

.

INTEVAC, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(Unaudited, in thousands, except per share amounts)

	Three months ended		Nine months ended
	September 27, 2014	September 28, 2013	September 27, 2014	September 28, 2013
Non-GAAP Loss from Operations
Reported operating loss (GAAP basis)	$(4,084)	$(2,982)	$(14,055)	$(18,997)
Change in fair value of contingent consideration obligations[1]	(78)	185	19	(24)
Restructuring charges[2]	—	—	288	742
Loss on sale of Raman spectroscopy product line[3]	—	—	—	208

Non-GAAP Operating Loss	$(4,162)	$(2,797)	$(13,748)	$(18,071)

Non-GAAP Net Loss
Reported net loss (GAAP basis)	$(3,559)	$(2,745)	$(13,087)	$(17,421)
Change in fair value of contingent consideration obligations[1]	(78)	185	19	(24)
Restructuring charges[2]	—	—	288	742
Loss on sale of Raman spectroscopy product line[3]	—	—	—	208
Income tax effect of non-GAAP adjustments[4]	—	—	—	(42)

Non-GAAP Net Loss	$(3,637)	$(2,560)	$(12,780)	$(16,537)

Non-GAAP Loss Per Diluted Share
Reported loss per diluted share (GAAP basis)	$(0.15)	$(0.11)	$(0.55)	$(0.73)
Change in fair value of contingent consideration obligations[1]	—	0.01	—	—
Restructuring charges[2]	—	—	0.01	0.03
Loss on sale of Raman spectroscopy product line[3]	—	—	—	0.01
Non-GAAP Loss Per Diluted Share	$(0.15)	$(0.11)	$(0.54)	$(0.69)

Weighted average number of diluted shares	23,657	23,931	23,814	23,793

[1]	Results for all periods presented include changes in fair value of contingent consideration obligations associated with the Solar Implant Technology (SIT) acquisition in 2010.
[2]	Results for all periods presented include severance and other employee-related costs related to various restructuring programs.
[3]	The nine months ended September 28, 2013 includes the loss on sale of the Raman spectroscopy product line of $208,000. On March 29, 2013, the Company sold certain assets including tangible and intangible assets and divested of certain liabilities which comprised its Raman spectroscopy product line for proceeds of not to exceed $1.5 million of which $500,000 was paid in cash upon closing and up to $1.0 million is in the form of an earnout. Intevac did not recognize the earnout payments upon closing given the uncertainties associated with the achievement of the earnout.
[4]	The amount represents the estimated income tax effect of the non-GAAP adjustments. The Company calculated the tax effect of non-GAAP adjustments by applying an applicable estimated jurisdictional tax rate to each specific non-GAAP item.